UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2010

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 735-0085

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, the Compensation Committee of the Board of Directors of U.S. Auto Parts Network, Inc. established the 2011 annual base salaries for certain of the Company’s officers identified on Exhibit 10.1 (collectively, the “Officers”). The 2011 base salaries for the Officers, effective in the first quarter of 2011, are listed in Exhibit 10.1 to this report and are incorporated herein by reference.

In addition, on December 9, 2010, the Compensation Committee also established the target discretionary cash bonuses for the Officers for 2011, which also are set forth on Exhibit 10.1 to this report and are incorporated herein by reference. The cash bonuses are payable at the discretion of the Compensation Committee and are based upon meeting a combination of revenue and EBITDA thresholds.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	2011 Base Salaries and Target Bonuses of Certain Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2010

U.S. AUTO PARTS NETWORK, INC.

By:	/S/ THEODORE R. SANDERS
Theodore R. Sanders Chief Financial Officer